UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015 (May 21, 2015)

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8700 E. Vista Bonita Dr., STE 260

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2015, Spindle, Inc.’s (the “Company”) annual meeting was reconvened from its previously adjourned meeting on May 12, 2015. A total of 42,468,773 shares of the Company’s common stock were entitled to vote as of April 7, 2015, the record date for the Annual Meeting. There were 24,443,791 shares of common stock present in person or by proxy at the Annual Meeting, constituting more than a majority. The shareholders were asked to vote on four proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 - Election of Directors

The shareholders elected five directors as follows:

	For	Witheld	Broker Non-Votes
Glenn Bancroft	12,260,749	8,978,420	3,204,622
William Clark	13,035,587	8,203,582	3,204,622
John Devlin	12,256,149	8,983,020	3,204,622
Jack Scott	20,899,512	339,657	3,204,622
Tony VanBrackle	20,904,912	334,257	3,204,622

Proposal No. 2 - Advisory Vote on the Frequency of Executive Compensation

The shareholders approved “annual” as the frequency for executive compensation as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
20,491,407	488,532	2,200	257,030	3,204,622

Proposal No. 3 - Advisory Vote on Executive Compensation

The shareholders approved the executive compensation as follows:

For	Against	Abstain	Broker Non-Votes
12,992,190	1,992,517	6,254,462	3,204,622

Proposal No. 4 - Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of RBSM, LLP. As our independent auditors for the year ended December 31, 2015 as follows:

For	Against	Abstain
19,790,898	44,175	4,608,718

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spindle, Inc.
(Registrant)

Date: May 22, 2015	By:	/s/ William Clark
William Clark
Chairman and Chief Executive Officer

3